As filed with the Securities and Exchange Commission on December 19, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1185400 (I.R.S. Employer Identification No.)

1020 West Park Avenue

Kokomo, Indiana 46904-9013

(Address of Principal Executive Offices) (Zip Code)

Haynes International, Inc. 2016 Incentive Compensation Plan

(Full title of the plan)

Daniel W. Maudlin

Vice President of Finance and Chief Financial Officer

Haynes International, Inc.

1020 West Park Avenue

Kokomo, Indiana 46904-9013

(765) 456-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen J. Hackman, Esq.

Ice Miller LLP

One American Square, Suite 2900

Indianapolis, Indiana 46282-0200

(317) 236-2289

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (4)
Common Stock, No Par Value	700,000 shares	$44.62	$31,234,000.00	$3,620.03

(1)         Represents 700,000 shares issuable under the Haynes International, Inc. 2016 Incentive Compensation Plan.

(2)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)         Estimated solely for the purpose of calculating the registration fee.

(4)         Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 700,000 shares reserved for issuance under the Plan at a price per share of $44.62, which is the average of the highest and lowest selling prices for the shares on NASDAQ on December 15, 2016.

This Registration Statement on Form S-8 (the “Registration Statement”) of Haynes International, Inc. (the “Company” or the “Registrant” or “we” or “our”) is being filed to register under the Securities Act 700,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issuable under the Haynes International, Inc. 2016 Incentive Compensation Plan (the “Plan”).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Part II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We incorporate by reference (excluding any information and exhibits furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K or that is otherwise furnished and not filed pursuant to the rules of the Commission) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

•                 Our annual report on Form 10-K for the year ended September 30, 2016, filed November 17, 2016 and;

•                 Our Current Report on Form 8-K filed on November 29, 2016; and

•                 The information under the caption “Description of Capital Stock” in our Registration Statement on Form S-1 (File No. 333-140194) which is incorporated by reference into our on Form 8-A filed with the Commission on January 31, 2007 and amended on March 15, 2007 pursuant to Section 12(b) of the Exchange Act, which describes the terms, rights and provisions applicable to our outstanding Common Stock.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

We are a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in

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settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Pursuant to authority conferred by Delaware law, our certificate of incorporation contains provisions providing that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law as then in effect or as it may be amended. This provision is intended to eliminate the risk that a director might incur personal liability to us or our stockholders for breach of the duty of care.

Our certificate of incorporation and by-laws contain provisions requiring us to indemnify and advance expenses to the directors and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for our directors and officers against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and in certain cases only if the director or officer is not adjudged to be liable to us.

Pursuant to individual written agreements, we indemnify all of our directors against loss or expense arising from such individuals’ service to us and our subsidiaries and affiliates and we advance attorneys’ fees and other costs of defense to such individuals in respect of claims that may be eligible for indemnification under certain circumstances.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are included as part of this Registration Statement.

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009)

4.2

Second Restated Certificate of Incorporation of Haynes International, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1, Registration No. 333-140194)

4.3	Amended and Restated By-laws of Haynes International, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1, Registration No. 333-140194)

4.4	Haynes International, Inc. 2016 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed March 7, 2016, File No. 001-33288)

5.1*	Opinion of Ice Miller LLP

23.1*	Consent of Deloitte & Touche LLP

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23.3	Consent of Ice Miller LLP (contained in Exhibit 5.1 hereto)

24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

* Filed herewith

Item 9.         Undertakings.

A.  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling

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person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kokomo, Indiana, on the 19th day of December, 2016.

HAYNES INTERNATIONAL, INC.

By:	/s/ Daniel W. Maudlin
Daniel W. Maudlin
Vice President of Finance and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Mark M. Comerford, Daniel W. Maudlin and Janice C. Gunst, and each of them, each with full power to act without the other, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his/her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mark M. Comerford
Mark M. Comerford	President and Chief Executive Officer, Director	December 19, 2016
(Principal Executive Officer)

/s/ Daniel W. Maudlin
Daniel W. Maudlin	Vice President of Finance and Chief Financial Officer	December 19, 2016
(Principal Financial Officer)

/s/ David S. Van Bibber
David S. Van Bibber	Controller and Chief Accounting Officer	December 19, 2016
(Principal Accounting Officer)

/s/ John C. Corey
John S. Corey	Chairman of the Board, Director	December 19, 2016

/s/ Donald C. Campion
Donald C. Campion	Director	December 19, 2016

/s/ Robert H. Getz
Robert H. Getz	Director	December 19, 2016

S-1

/s/ Timothy C. McCarthy
Timothy C. McCarthy	Director	December 19, 2016

/s/ Michael L. Shor
Michael L. Shor	Director	December 19, 2016

/s/ William P. Wall
William P. Wall	Director	December 19, 2016

S-2

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009)

4.2

Second Restated Certificate of Incorporation of Haynes International, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1, Registration No. 333-140194)

4.3	Amended and Restated By-laws of Haynes International, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1, Registration No. 333-140194)

4.4	Haynes International, Inc. 2016 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed March 7, 2016, File No. 001-33288)

5.1*	Opinion of Ice Miller LLP

23.1*	Consent of Deloitte & Touche LLP

23.3	Consent of Ice Miller LLP (contained in Exhibit 5.1 hereto)

24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

* Filed herewith